UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2022

HARROW HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35814	45-0567010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

102 Woodmont Blvd., Suite 610
Nashville, Tennessee	37205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 733-4730

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value per share	HROW	The NASDAQ Global Market
8.625% Senior Notes due 2026	HROWL	The NASDAQ Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Act of 1934: Emerging growth company ☐

If any emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Senior Notes Offering

As previously discussed, on December 15, 2022, Harrow Health, Inc. (the “Company”) entered into an underwriting agreement with B. Riley Securities, Inc., as representative of the several underwriters named therein (collectively the “Underwriters”), pursuant to which the Company agreed to sell to the Underwriters $35,000,000 aggregate principal amount of 11.875% Senior Notes due 2027 (the “Firm Notes”) plus up to an additional $5,250,000 aggregate principal amount of 11.875% Senior Notes due 2027 pursuant to the option to purchase additional Notes (the “Additional Notes”, and together with the Firm Notes, the “Notes”). The sale of the Firm Notes closed on December 20, 2022.

On December 20, 2022, the Company entered into a Second Supplemental Indenture (the “Second Supplemental Indenture”) to the indenture dated as of April 20, 2021 (the “Base Indenture” and, together with the Second Supplemental Indenture, the “Indenture”) with U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee (the “Trustee”). The Indenture establishes the form, and provides for the issuance, of the Notes.

The Notes are senior unsecured obligations of the Company and rank equally in right of payment with all of the Company’s other existing and future senior unsecured and unsubordinated indebtedness. The Notes are effectively subordinated in right of payment to all of the Company’s existing and future secured indebtedness and structurally subordinated to all existing and future indebtedness of the Company’s subsidiaries, including trade payables. The Notes bear interest at the rate of 11.875% per annum. Interest on the Notes is payable quarterly in arrears on January 31, April 30, July 31 and October 31 of each year, commencing on January 31, 2023. The Notes will mature on December 31, 2027.

At any time prior to December 31, 2024, the Company may, at its option, redeem the Notes, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus a make-whole amount that is further described in the Second Supplemental Indenture, if any, plus accrued and unpaid interest to, but excluding, the date of redemption. The Company may redeem the Notes for cash in whole or in part at any time at its option (i) on or after December 31, 2024 and prior to December 31, 2025, at a price equal to $25.50 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, (ii) on or after December 31, 2025 and prior to December 31, 2026, at a price equal to $25.25 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, and (iii) on or after December 31, 2026 and prior to maturity, at a price equal to 100% of their principal amount, plus accrued and unpaid interest to, but excluding, the date of redemption. In addition, the Company is required to redeem the Notes, for cash, in whole but not in part, at the price of $25.50 per note, plus accrued and unpaid interest to, but excluding, the date of redemption, upon occurrence of certain events including (i) a failure by the Company to complete the Acquisition (as defined below), subject to certain exceptions, within 180 calendar days after December 20, 2022, or (ii) the occurrence of a Material Change, as defined in the Second Supplemental Indenture.

The Indenture contains customary events of default and cure provisions. If an uncured default occurs and is continuing, the Trustee or the holders of at least 25% of the principal amount of the Notes may declare the entire amount of the Notes, together with accrued and unpaid interest, if any, to be immediately due and payable. In the case of an event of default involving the Company’s bankruptcy, insolvency or reorganization, the principal of, and accrued and unpaid interest on, the principal amount of the Notes, together with accrued and unpaid interest, if any, will automatically, and without any declaration or other action on the part of the Trustee or the holders of the Notes, become due and payable.

The foregoing description of the Base Indenture, the Second Supplemental Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture, the Second Supplemental Indenture and the form of Note, copies of which are filed hereto, or incorporated by reference herein, as Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3 and incorporated by reference herein.

The Notes were offered pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-265244), which was declared effective by the Securities and Exchange Commission on June 6, 2022 (the “Registration Statement”). Attached as Exhibit 5 to this report and incorporated herein by reference is a copy of the opinion of Waller Lansden Dortch & Davis, LLP, relating to the validity of the Notes that may be sold in the offering (the “Legal Opinion”). The Legal Opinion is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Loan and Security Agreement

On December 14, 2022 (the “Effective Date”), the Company and its material subsidiaries entered into a Loan and Security Agreement (the “Loan Agreement”) with B. Riley Commercial Capital, LLC, as Administrative Agent for the Lenders from time to time party thereto. The proceeds of the Loan Agreement are expected to be used to finance the Acquisition (as defined below).

The Loan Agreement provides for a loan facility of up to $100,000,000 to the Company (the “Loan”) with a maturity date of December 14, 2025 (the “Maturity Date”), at an interest rate of 10.875% per annum. The Loan will be funded at a later date simultaneously with the consummation of the acquisition by the Company and certain of its subsidiaries of certain of the assets of Novartis Technology LLC and Novartis Innovative Therapies AG (the “Acquisition”). The Loan is secured by an intellectual property security agreement (the “IP Security Agreement) entered into in connection with the Loan, and by all assets of the Company and its material subsidiaries (including a pledge of the equity of the material subsidiaries): ImprimisRx, LLC, a Delaware limited liability company, Imprimis NJOF, LLC, a New Jersey limited liability company, ImprimisRx NJ, LLC, a New Jersey limited liability company, Harrow Eye, LLC, a Delaware limited liability company, Harrow IP, LLC, a Delaware limited liability company, Visionology Equity, LLC, a Delaware limited liability company, Visionology, Inc., a Delaware corporation and Visionology MSO, Inc., a Delaware corporation (collectively, the “Guarantors”). Each of the Guarantors is a guarantor of the Loan. The outstanding balance of the Loan is due in full on the Maturity Date. The Loan Agreement provides for voluntary prepayment subject to a prepayment fee of $0 if no Loan has been funded or the prepayment or repayment occurs (other than as a result of acceleration of the Loan) on or prior to the date that is 90 days following the Effective Date, 3.00% of the amount of the Loan accelerated on or prior to the date that is 90 days following the Effective Date, 3.00% of the amount of the Loan prepaid, repaid or accelerated after the date that is 90 days following the Effective Date but on or prior to the first anniversary of the Effective Date, 2.00% of the amount of the Loan prepaid, repaid or accelerated after the first anniversary of the Effective Date but on or prior to the second anniversary of the Effective Date, 1.00% of the amount of the Loan prepaid, repaid or accelerated after the second anniversary of the Effective Date but on or prior to the date that is 30 months after the Effective Date and $0 if such prepayment, repayment or acceleration occurs after the date that is 30 months after the Effective Date but prior to the Maturity Date, and in the event the Loan is prepaid, repaid or accelerated during the period commencing on the date that is 90 days following the Effective Date to and including the first anniversary of the Effective Date, the make-whole amount, which the Administrative Agent has agreed to waive (subject to certain conditions and exceptions) pursuant to that certain Side Letter, dated as of the Effective Date.

The Loan Agreement also provides for mandatory prepayments upon the occurrence of any of the following events: (i) acceleration of the Loan, (ii) within 100 days after the end of each fiscal year of the Company, commencing with the fiscal year ending December 31, 2023, an amount equal to 50% of Consolidated Excess Cash Flow (as defined in the Loan Agreement) for such fiscal year, (iii) an amount equal to 100% of the proceeds of any indebtedness of Company incurred pursuant to one or more note offerings on or after the Effective Date, subject to certain conditions and exceptions and (iv) receipt of proceeds from casualty insurance policies, subject to certain conditions and exceptions. The Company agreed to pay all of the lenders’ reasonable expenses in connection with the Loan.

The Loan Agreement contains customary representations and warranties, covenants and events of default. The covenants set forth in the Loan Agreement include certain affirmative and negative operational and financial covenants, including, among other things, restrictions on the Company’s ability to incur certain liens, make fundamental changes to its business or engage in transactions with affiliates.

The Loan Agreement also provides for certain events of default, the occurrence of which could result in the acceleration of the Company’s obligations under the Loan Agreement. Events of default include, but are not limited to failure by the Company (i) to make any payment of principal or interest when due, (ii) to perform its obligations under the Loan Agreement, or abide by its covenants, or agreements in the Loan Agreement, subject to applicable cure periods, (iii) certain breaches of representations or warranties, or (iv) the initiation of bankruptcy proceedings. Upon an event of default, the interest rate will be increased by an additional 3.0% on all amounts owed under the Loan Agreement.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement, which the Company expects to file as an exhibit to its Annual Report on Form 10-K for the year ended December 31, 2022.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Notes, the Indenture and the Loan Agreement set forth in Item 1.01 is incorporated herein by reference to the extent applicable.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

4.1	Indenture, dated as of April 20, 2021, by and between the Company and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association)(a)

4.2	Second Supplemental Indenture, dated as of December 20, 2022, by and between the Company and U.S. Bank Trust Company, National Association

4.3	Form of 11.875% Senior Note due 2027 (included in Exhibit 4.2)

5	Opinion of Waller Lansden Dortch & Davis, LLP (Senior Note Offering)

23	Consent of Waller Lansden Dortch & Davis, LLP (included in Exhibit 5)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

(a)	Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of the Company filed with the SEC on April 20, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARROW HEALTH, INC.

Dated: December 20, 2022	By:	/s/ Andrew R. Boll
Andrew R. Boll
Chief Financial Officer